                  SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D.C.  20549

                               FORM 8-K

                            CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date  of  Report  (Date of earliest event reported) JULY 18, 1996 (July 9, 1996)

                          PREMIS CORPORATION

      (Exact  name  of  registrant  as  specified  in its charter)


       MINNESOTA                    0-12196              41-1424202
   (State or other jurisdiction   (Commission          (IRS Employer
       of incorporation)          File Number)         Identification)



            15301 Hwy. 55 West, Plymouth,  MN  55447
      (Address of principal executive offices)       (Zip Code)



Registrant's telephone number, including area code    (612) 550-1999




     (Former name or former address, if changed since last report)






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ITEM 5.  OTHER EVENTS

PREMIS Announces Agreement to Purchase Shares of REF Retail Systems Corporation

Minneapolis, Minnesota - July 10, 1996 - PREMIS Corporation has entered into an agreement to purchase the outstanding shares of REF Retail Systems Corporation. Until recently, REF Retail Systems Corporation, a privately held company located in Toronto Canada, has specialized in retail point of sale software, while PREMIS Corporation has specialized in store backroom, headquarters systems and point of sale hardware. Both companies had announced plans to offer products which span all segments of the retail point of sale marketplace. REF's recently announced "REF OpenEnterprise" software, which supports both point of sale and backroom/headquarters operations, and the PREMIS headquarters expertise, US marketing, client services and financial resources, capitalizes on the strengths of both companies.

On another front, REF Retail Systems Corporation, has submitted an offer to NCR Corporation, for its "REF OpenStore" Windows NT based software to operate with more than 50,000 NCR point of sale terminals to meet the requirements of a Federal procurement for which NCR is competing. PREMIS has also submitted offers for services under the same Federal procurement, which do not compete with REF's offering. This procurement is expected to be awarded later this year.

REF has posted growing sales and profitability during the 1990's while PREMIS corporation reported revenues of $5.9 million and earnings per share of $.27 for the year ending March 31, 1996. Although audited revenue figures for REF are not yet available for a comparable year ending March 31, 1996, it is expected the combined company will approach $10,000,000 for that period.

"It is hard to imagine two company's better suited to merge their operations. This is a classic case were the whole will be greater than the sum of the parts. Each of the companies have foregone sales opportunities in the past which can now be pursued aggressively by the combined company". said Mr. Fritz Biermeier, President of PREMIS Corporation.

"REF Retail Systems had set certain goals to achieve related to its people, its products and its capital resources. PREMIS Corporation was able to meet and exceed those goals. We feel this is an excellent opportunity for REF to capitalize on the investment it has made in products over the last several years". said Mr. Ted Anderson, President of REF Retail Systems Corporation.




PREMIS Announces Intent to File a Secondary Offering

Minneapolis, Minnesota - July 15, 1996 - PREMIS Corporation announced today it intends to file a secondary offering of its common stock to finance the purchase of REF Retail Systems. In an announcement on July 10, 1996, PREMIS Corporation reported that it had entered into an agreement to purchase the outstanding shares of REF Retail Systems Corporation of Toronto Canada.


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                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                             Dated:  July 18,1996




                                             PREMIS CORPORATION
                                             (Registrant)

                                             By:   /s/F. T. Biermeier
                                             F. T. Biermeier
                                             President and Chief
                                             Executive Officer